UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

GLOBAL INDUSTRIES, LTD.
 (Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's Telephone Number, including Area Code:  (337) 583-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 3, 2006, Global Industries, Ltd. issued a press release announcing its operating results for the first quarter ended March 31, 2006, a copy of which is attached as Exhibit 99.1 to this Report and incorporated into this Item 2.02.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial statements of business acquired.

Not Applicable.

(b)       Pro forma financial information.

Not Applicable.

(c)       Exhibits.

99.1 Global Industries, Ltd. press release dated May 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date: May 3, 2006	By:	/S/ PETER S. ATKINSON
Name: Peter S. Atkinson
Title: President and Chief Financial Officer

EXHIBIT INDEX

            Exhibit
            Number            Exhibit Description

99.1                  Global Industries, Ltd. press release dated May 3, 2006.

                                                                                                                     For Immediate Release
PRESS RELEASE                                                                                      Contact: William Doré Jr.
                                                                                                                     Tel: 281.529.7979

Global Industries, Ltd. Announces Operating Results for the First Quarter Ended March 31, 2006

Carlyss, Louisiana, (May 3, 2006) Global Industries, Ltd. (Nasdaq: GLBL) announced results for the first quarter ended March 31, 2006. Revenues were $246.3 million for the first quarter of 2006, an improvement of $109.0 million, or 79%, over the same period a year ago. Gross profit was $48.1 million for the quarter, an improvement of $23.8 million, or 98%, compared to last year's first quarter. Net income increased by $11.3 million to $18.8 million, or $0.16 per diluted share, for the first quarter of 2006, as compared to net income of $7.5 million or $0.07 per diluted share for the same period last year.

During the first quarter of 2006, our operations management and internal financial reporting were reorganized into five business units: Gulf of Mexico, Latin America, West Africa, Middle East (including India), and Asia Pacific. Each of these business units includes both offshore construction activities and diving activities for a particular region of the world. Management has determined that the Gulf of Mexico business unit includes two reportable segments under Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information," and as a result will present six segments in the notes to the financial statements: Gulf of Mexico OCD, Gulf of Mexico Diving, Latin America, West Africa, Middle East, and Asia Pacific. The amounts shown for the comparable period in 2005 have been restated to correspond to the new presentation.

The improvement in gross profit was primarily due to an increase in our overall level of construction activity due to sustained high energy prices and the effects of two major hurricanes in the Gulf of Mexico which occurred in the latter part of 2005. Results improved substantially in West Africa, the Middle East, and in both of our Gulf of Mexico segments. Activity declined in Asia Pacific due to the temporary mobilization of vessels to the Middle East and the inactivity of the Hercules during scheduled repairs and upgrades. The activity of our major construction vessels in Latin America declined between comparable quarters. During the first quarter of 2006, our operations in Mexico transitioned from idleness to activity as we began a series of major projects in this region.

During the first quarter of 2006, we booked $360.0 million of new work resulting in a backlog of $689.9 million as of March 31, 2006 compared to a backlog of $359.3 million as of March 31, 2005.

Effective January 1, 2006, the Company implemented SFAS No. 123R, "Share-Based Payment," which requires, among other things, the expensing of stock options which were previously not reflected in the Company's results of operations. Adoption of this standard resulted in a charge to earnings of less than $0.01 per diluted share.

William J. Doré, Global's Chairman and Chief Executive Officer, said, "I am pleased to announce these improved results and look forward to the remainder of this promising year. Our international backlog has increased to $661.7 million, demand for our services in the U.S. Gulf of Mexico continues to be very strong, and our longer-term prospects are improving as the market expectations regarding energy prices, which drive our business, trend toward higher pricing for our services. There will continue to be the risk of mechanical issues with these older vessels as utilization increases, but we are making every attempt to anticipate problems by implementing our computerized maintenance management system."

A conference call will be held at 9:00 a.m. Central Daylight Saving Time on Thursday, May 4, 2006. Anyone wishing to listen to the conference call may dial 888.790.9477 or 210.234.9633 and ask for the "Global First Quarter Earnings" call. Phone lines will open fifteen minutes prior to the start of the call. The call will also be webcast in real time on the Company's website at www.globalind.com, where it will also be archived for anytime reference until May 19, 2006.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by Global and cannot be recorded or rebroadcast without Global's express written consent.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, the Mediterranean, Middle East/India, South America, and Mexico's Bay of Campeche. The Company's shares are traded on The NASDAQ National Market under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially are: industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.

	Set forth are the Company's results of operations and selected balance sheet amounts for the periods indicated

	(In thousands, except per share amounts)
	Three Months	Three Months
	Ended March 31,	Ended March 31,
Results of Operations	2006	2005

Revenues	$246,267	$137,256
Cost of Operations	198,137	112,959
Gross Profit	48,130	24,297
Net (Gain) on Asset Disposal	(291)	(112)
Selling, General and Administrative Expenses	16,286	10,282
Operating Income	32,135	14,127
Other Expense (Income):
Interest Expense	2,036	2,384
Other	(33)	(729)
Income Before Income Taxes	30,132	12,472
Income Taxes	11,368	4,976
Net Income	$18,764	$7,496

Earnings Per Common Share
Basic Earnings Per Share	$0.16	$0.07
Diluted Earnings Per Share	0.16	0.07

Weighted Average Common Shares Outstanding
Basic	114,171	112,603
Diluted	115,609	114,476

Other Data
Depreciation and Amortization	$14,455	$12,030
Backlog at end of period	689,900	359,334

	As of March 31, 2006	As of December 31, 2005
Selected Balance Sheet Amounts
Cash	$114,289	$128,615
Working Capital (including cash)	246,404	232,050
Total Assets	897,493	857,314
Debt	75,240	77,220
Shareholders' Equity	521,115	496,805

	Set forth are the Company's results of operations and selected balance sheet amounts for the periods indicated
	(In thousands)
	Three Months Ended March 31,	Three Months Ended March 31,
Reportable Segments	2006	2005(1)
Total Segment Revenues
Gulf of Mexico OCD	$ 59,992	$ 23,318
Gulf of Mexico Diving	29,461	13,520
Latin America	62,494	65,756
West Africa	33,081	3,518
Middle East	72,271	24,882
Asia Pacific	5,348	10,370
Subtotal	262,647	141,364
Intersegment Eliminations	(16,380)	(4,108)
Consolidated Revenues	$ 246,267	$ 137,256

Income (Loss) Before Taxes
Gulf of Mexico OCD	$ 11,631	$ 9,921
Gulf of Mexico Diving	7,930	4,830
Latin America	(1,112)	2,476
West Africa	4,083	(4,116)
Middle East	11,921	6,509
Asia Pacific	(3,849)	(7,585)
Over (under) allocated corporate expenses	(472)	437
Consolidated Income Before Taxes	$ 30,132	$ 12,472

(1) The amounts shown for the quarter ended March 31, 2005 have been restated to conform to the new presentation of segments adopted in the quarter ended March 31, 2006.